UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2016 (May 31, 2016)
 ______________________________________________________________
TerraForm Global, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________________________________________

Delaware	001-37528	47-1919173
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2016, TerraForm Global, Inc. (the “Company”), acting in its capacity as sole managing member of TerraForm Global, LLC (“Global LLC”), adopted an amendment (the “Global LLC Agreement Amendment”) to the Fourth Amended and Restated Limited Liability Company Agreement of Global LLC, dated as of August 5, 2015 (as amended from time to time, the “Global LLC Agreement”).

Pursuant to the Global LLC Agreement Amendment, until the first annual meeting of the Company’s stockholders held after December 31, 2016, the Company delegated to an independent conflicts committee (the “LLC Conflicts Committee”) the exclusive power to exercise all of its rights, powers and authority as the sole managing member of Global LLC to manage and control the business and affairs of Global LLC and its controlled affiliates relating to or involving SunEdison, Inc. (“SunEdison”) and any of its affiliates (other than the Company and its controlled affiliates) (as more specifically defined in the Global LLC Agreement Amendment, the “Conflicts Matters”).

The Global LLC Agreement Amendment was approved and authorized by the Company’s Corporate Governance and Conflicts Committee (the “Conflicts Committee”), pursuant to the power and authority delegated to it by resolutions of the Board of Directors (the “Board”) of the Company dated March 25, 2016 authorizing the Conflicts Committee, in anticipation of and in connection with a bankruptcy filing by SunEdison, to evaluate and act affirmatively with respect to matters involving or substantially relating to SunEdison, including actions to protect the Company’s contractual and other rights and otherwise to preserve the value of the Company and its assets. The decision to delegate authority to the Conflicts Committee with respect to these SunEdison-related matters was taken by the Board in light of the obligation that material matters relating to SunEdison be approved by the Conflicts Committee. On June 1, 2016, the Board reaffirmed the power and authority delegated to the Conflicts Committee with respect to these SunEdison-related matters by ratifying the adoption of the Global LLC Agreement Amendment.

The current members of the LLC Conflicts Committee are Mr. John F. Stark, Mr. Chris Compton and Mr. Hanif “Wally” Dahya. New members may be appointed (i) by a majority of LLC Conflicts Committee members then in office or (ii) by the Company (in its capacity as managing member of Global LLC) with the approval of the holders of a majority of the outstanding shares of Class A common stock of the Company, excluding any such shares held, directly or indirectly, by SunEdison or any of its affiliates (“Independent Shareholder Approval”).

Each member of the LLC Conflicts Committee must satisfy, in the determination of the LLC Conflicts Committee, the NASDAQ Global Select Market standards for “independent directors” and nominations committee members.

The delegation of exclusive power and authority to the LLC Conflicts Committee under the Global LLC Agreement Amendment may not be revoked and the members of the LLC Conflicts Committee may not be removed, other than by a written instrument signed by the Company, acting in its capacity as managing member of Global LLC, with either (i) the written consent of a majority of the LLC Conflicts Committee members then in office, or (ii) Independent Shareholder Approval.

The foregoing summary of the amendment to the Global LLC Agreement is qualified in its entirety by reference to the Global LLC Agreement Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On May 31, 2016, TerraForm Global Operating, LLC (“Operating”), a subsidiary of the Company received a notice of default (the “Default Notice”) from the trustee under the indenture, dated as of August 5, 2015 (the “Indenture”), governing Operating’s 9.75% senior notes due 2022 (the “Senior Notes”). Under the terms of the Indenture, the Company is required to timely file with the Securities and Exchange Commission (the “SEC”) or make publicly available annual and quarterly reports within the time periods (including any extensions thereof) specified in the SEC rules and regulations. Under the Indenture, Operating has 90 days from the date such notice of default is deemed to be duly given under the Indenture to cure the default by filing or making publicly available the Company’s annual report for the year ended December 31, 2015 (the “2015 Annual Report”). If Operating does not cure the default under the Indenture, the trustee under the Indenture or the holders of at least 25% of the notes under the Indenture may accelerate the Senior Notes, and the unpaid principal and accrued interest on the Senior Notes then outstanding would become immediately due and payable. The Default Notice does not result in an acceleration of the Senior Notes prior to the expiration of such cure period, nor does it result in a cross-default under the credit and guaranty agreement with Goldman Sachs Bank USA, as Administrative Agent and Lender, and certain other parties thereto (the “Revolver”). However, if an event of default under the Indenture were to occur, such event of default would result in a cross-default under the Revolver that would permit the lenders holding more than 50% of the aggregate exposure under the Revolver to accelerate the outstanding principal amount of loans and terminate the outstanding commitments under the Revolver. As of the date hereof, Operating has $760.4 million aggregate principal amount of Senior Notes outstanding. There can be no assurance that the Company will file or make available the 2015 Annual Report within the cure period under the Indenture. The Default Notice is furnished as Exhibit 99.1 to this Report.

As previously disclosed, on May 11, 2016, Operating received a letter on behalf of certain beneficial holders of the Senior Notes, which purported to constitute a notice of default with respect to the failure of Operating to comply with its obligations under the Indenture to timely furnish the 2015 Annual Report. On May 13, 2016, Operating sent a response to this letter, stating that the purported notice of default was untimely, and therefore ineffective, under the Indenture.

In accordance with General Instruction B.2 of Form 8-K, the information contained in Item 7.01 of this Current Report on Form 8-K and the attached Default Notice shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report on Form 8-K and the attached Default Notice shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment to the Fourth Amended and Restated Limited Liability Company Agreement of TerraForm Global, LLC, dated as of June 1, 2016
99.1*	Notice of default letter regarding 9.75% senior notes due 2022, dated May 31, 2016
* Document furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM GLOBAL, INC.

		By:	/s/ Yana Kravtsova
Date:	June 2, 2016	Name:	Yana Kravtsova
		Title	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Second Amendment to the Fourth Amended and Restated Limited Liability Company Agreement of TerraForm Global, LLC, dated as of June 1, 2016
99.1*	Notice of default letter regarding 9.75% senior notes due 2022, dated May 31, 2016
* Document furnished herewith